EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Phoenix, Arizona
July 1, 2003